UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549




FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange
Act of 1934




Date of Report (Date of earliest event reported)
August 28, 2003



Central American Equities Corp.
(Exact name of registrant as specified in its chapter)



	Florida	0-24185	65-0636168
(State or other jurisdiction 	Commission	IRS Employer
	of incorporation)	File Number	Identification No.)




Hotel Alta, Alto de las Palomas
Santa Ana, Costa Rica
Mailing Address: POB 718/1260 Plaza Colonial, Escazu, Costa
Rica
(Address of principal executive offices)

Registrant's telephone number, including area code

+011-506-282-4160

__________________________________________________________
(Former name or former address, if changed since last report)


Item 4. Changes in Registrant's Certifying Accountant.

At a board of directors meeting held on August 28, 2003 of which a quorum was present, the Board of Directors of Central American Equities Corp. accepted the resignation of Pinkham and Pinkham as its Certified Accountant for the fiscal years ended December 31, 1999, December 31, 2000 and December 31, 2001.

During the past three years, Pinkham and Pinkham was the principal accountant for Central American Equities Corp. At no time did Pinkham and Pinkhams financial statements contain an adverse opinion or disclaimer of opinion or was modified as to uncertainty, audit scope, or accounting principles. Nor were there any disagreements with Pinkham and Pinkham on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

On August 28, 2003, Central American Equities Corp. engaged Clyde Bailey, P.C. Certified Public Accountants as the principal accountant for the company. Central American Equities Corp. has authorized Pinkham and Pinkham to respond fully to the inquiries of the successor accountant.

Item 5. Other Events.

a) We are reporting a change of address and phone number for the Company. The Companys new address is:

Hotel Alta, Alto de las Palomas
Santa Ana, Costa Rica
Mailing Address: POB 718/1260 Plaza Colonial,
Escazu, Costa Rica

Registrant's telephone number is

+011-506-282-4160

This change of address has been previously reported on Company filings.

Item 7. Exhibits

Letter from former accountant indicating agreement with the statements in this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central American Equities Corp.
      (Registrant)

Date: August 28, 2003


___________________________________________
Michael N. Caggiano
President and CEO


Item 7. Exhibits



								August 28, 2003





United States Securities and Exchange Commission
Washington, DC  20549


In reference to Central American Equities, Inc. disclosures on Form 8-K, please note that as of August 28, 2003, Central American Equities, Inc. ("Registrant") dismissed our firm as its principal accountant previously engaged to audit the Registrants financial statements. Pinkham & Pinkham, P.C., Certified Public Accountants was engaged to audit the Registrants financial statements for the fiscal years ended December 31, 2001, 2000 and 1999. Our report on the Registrants financial statements for the fiscal years ended December 31, 2001, 2000 and 1999 contained substantial doubt about the Registrants ability to continue as a going concern. Such report did not contain any other adverse opinion or a disclaimer of opinion nor was it in any other way qualified or modified as to uncertainty, audit scope, or accounting principles.

There were no disagreements between the Registrant and our firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.





							Pinkham & Pinkham, P.C.,